UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

KINDER MORGAN MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16459 (Commission File Number)	76-0669886 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On November 26, 2014, Kinder Morgan, Inc. (“KMI”) completed its previously announced acquisition of Kinder Morgan Management, LLC (“KMR”), pursuant to the terms of the Agreement and Plan of Merger (as amended, the “KMR Merger Agreement”) dated as of August 9, 2014, among KMI, KMR and R Merger Sub LLC (“R Merger Sub”).

The acquisition was accomplished by the merger of R Merger Sub with and into KMR (the “KMR Merger”), and upon consummation of the KMR Merger, R Merger Sub ceased to exist and KMR became a wholly owned subsidiary of KMI. Immediately thereafter, KMR merged with and into Second R Merger Sub LLC (“Second R Merger Sub”), a wholly owned subsidiary of KMI (the “Second KMR Merger”), with Second R Merger Sub, renamed Kinder Morgan Management, LLC, continuing as the surviving company and a direct wholly owned subsidiary of KMI.  Following the Second KMR Merger, Kinder Morgan Management, LLC merged with and into KMI, with KMI surviving.  As a result of these mergers, KMI is the successor to KMR.

At the effective time of the KMR Merger, each voting share and listed share of KMR issued and outstanding (excluding listed shares owned by Kinder Morgan G.P., Inc. (“KMGP”) or KMI or any of its subsidiaries) was converted into the right to receive 2.4849 shares of validly issued, fully paid and nonassessable Class P common stock of KMI (“KMI Common Stock,” and such consideration, the “KMR Merger Consideration”).

The foregoing summary of the KMR Merger and the KMR Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the KMR Merger Agreement, which was filed as Exhibit 2.1 to KMR’s Current Report on Form 8-K filed on August 12, 2014.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the KMR Merger, the New York Stock Exchange (the “Exchange”) was notified that each outstanding KMR share (excluding listed shares owned by KMGP or KMI or any of its subsidiaries) was converted pursuant to the KMR Merger into the right to receive the KMR Merger Consideration, subject to the terms and conditions of the KMR Merger Agreement.  KMR requested that the Exchange file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the delisting of KMR’s listed shares.  KMR’s listed shares were delisted and removed from trading on the Exchange prior to the opening of trading on November 28, 2014.

In addition, KMI intends to file with the SEC a certification and notice of termination on Form 15 requesting that KMR’s listed shares be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that KMR’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to its listed shares be suspended.

Item 3.03.                                        Material Modification to Rights of Security Holders.

Pursuant to the terms of the KMR Merger Agreement, each KMR share issued and outstanding or deemed issued and outstanding immediately prior to the effective time of the KMR Merger (excluding listed shares owned by KMGP or KMI or any of its subsidiaries) was converted into the right to receive the KMR Merger Consideration.

At the effective time of the KMR Merger, holders of KMR shares ceased to have any rights as shareholders of KMR, other than the right to receive the KMR Merger Consideration in accordance with the KMR Merger Agreement.

The information in Item 2.01 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the KMR Merger, each of the independent members of the KMR board of directors resigned from the board and ceased to be a director of KMR. The members of the KMR board immediately prior to the effective time of the KMR Merger were Richard D. Kinder, Steven J. Kean, Ted A. Gardner, Gary L. Hultquist and Perry M. Waughtal. Effective as of the effective time of the KMR Merger, the members of the KMR board were Richard D. Kinder and Steven J. Kean.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.,
as successor to Kinder Morgan Management, LLC

By:	/s/ David R. DeVeau
Name:	David R. DeVeau
Title:	Vice President

Date: December 3, 2014